Exhibit 10.9


                                 FIRST AMENDMENT
                                     TO THE
                            PHELPS DODGE CORPORATION
                          SUPPLEMENTAL RETIREMENT PLAN


         Effective as of January 1, 1997, Phelps Dodge Corporation (the "Company") adopted the Phelps Dodge Corporation Supplemental Retirement Plan (the "Plan") as an amendment and restatement of the Comprehensive Executive Non-qualified Retirement and Savings Plan of Phelps Dodge Corporation.

         By this Amendment, the Company intends to amend the Plan in order to make certain changes to various of the distribution provisions of the Plan and to clarify the computation of the Disabled Employee Benefit.

         1. The provisions of this Amendment shall be effective as of January 1, 1998, unless otherwise noted below. This Amendment shall amend only the provisions of the Plans as set forth herein, and those provisions not expressly amended hereby shall be considered in full force and effect.

         2. Section 2.1 of the Plan is hereby amended by deleting the definitions of "Final Average Incentive Compensation," "Final Average Monthly Salary" and "Final Average Pay" in their entirety.

         3. Section 3.3 of the Plan is hereby amended and restated in its entirety to provide as follows:

         3.3 REVISED ELECTIONS.

                  Subject to the spousal consent requirements of Section 6.3, a Participant may file a new election form in order to change an election made in a previously filed election form. If the new election form changes the method of distribution of the Participant's benefits, or the timing of the commencement of distributions, the new election will be honored only if the new election form is filed at least one year prior to the Participant's termination of employment.

         4. Section 4.5(a) of the Plan is hereby amended and restated in its entirety to provide as follows:

         4.5      DISABILITY.

                  (a) Continued Accrual. A Participant who is suffering from a Disability and receives benefits under the LTD Plan shall for all purposes of this Plan be deemed to remain in employment during the period for which he receives such benefits under the same employment conditions that prevailed prior to his Disability. The special benefit computation rules applicable to a Participant who is absent from work on account of a Disability which are set forth in the Retirement Plan's definition of "Final Average Monthly Salary", as amended from time to time, shall apply in the computation of the benefit for such a Participant.

         5. Section 6.2(b)(4) of the Plan is hereby amended and restated in its entirety to provide as follows:

         (4) Lump Sum Option. With this option, a lump sum payment equal to the Actuarial Equivalent value of the amount otherwise payable to the Participant as a single life annuity will be paid to the Participant. This option is only available to a Participant who terminates employment with the Employer on or after his or her attainment of age
         64. All lump sum payments are subject to the prior approval of the Plan Administrator. In his election form, a Participant may condition his election of a lump sum payment on the interest rate to be used in determining the Actuarial Equivalent of the Participant's benefit. Subject to the provisions of Section 6.2(f) dealing with the payment of small amounts, if the interest rate that would be used to calculate the Actuarial Equivalent lump sum payment is equal to or greater than the maximum interest rate specified in the Participant's election form, the Participant's benefit will not be paid in a lump sum.

         6. Section 6.2 of the Plan is hereby amended by adding the following new paragraph (f) to the end thereof:

                  (f) Payment of Small Amounts and Cash Outs. Notwithstanding any provision of this Plan to the contrary, if the value of all benefits payable pursuant to this Plan to a Participant, surviving spouse or any beneficiary are Actuarially Equivalent to a lump sum of $10,000 or less, the Plan Administrator, regardless of any elections made by the Participant, shall direct the Trustee to pay the benefits in the form of a single lump sum distribution.

         7. Article XII of the Plan is hereby amended by adding the following new Section 12.7 to the end thereof:

12.7     NO LIABILITY FOR ACCELERATION OF PAYMENTS

                  Under the Plan, Participants are allowed, to a certain extent, to designate the dates on which distributions are to be made to them. The Plan Administrator, however, also has the right, in the exercise of its discretion, to accelerate payments. By accepting the benefits offered by the Plan, each Participant (and each beneficiary claiming through a Participant) acknowledges that the Plan Administrator may override the Participant's elections and agrees that neither the Participant nor any Beneficiary shall have any claim against the Plan Administrator, the Trustee, or any Employer if distributions are made earlier than anticipated by the Participant due to the Plan Administrator's exercise of its discretion to accelerate payments.

         IN WITNESS WHEREOF, PHELPS DODGE CORPORATION has caused this First
Amendment to be executed as of this      day of November 1998.

                                            PHELPS DODGE CORPORATION



                                            By
                                            Vice President, Human Resources